Exhibit 10.4

SECURED PROMISSORY NOTE

$10,000,000	Dated: June 16, 2010

FOR VALUE RECEIVED, each of the undersigned, SATCON TECHNOLOGY CORPORATION, a Delaware corporation (“Borrower Representative”), SATCON POWER SYSTEMS, INC., a Delaware corporation (“Satcon Power”) and SATCON ELECTRONICS, INC., a Delaware corporation (“Satcon Electronics” and, together with Borrower Representative and Satcon Power, the “Co-Borrowers” and each, a “Co-Borrower”), JOINTLY AND SEVERALLY HEREBY PROMISES TO PAY to COMPASS HORIZON FUNDING COMPANY LLC, a Delaware limited liability company (“Lender”) the principal amount of Ten Million Dollars and 00/100 Dollars ($10,000,000.00) or such lesser amount as shall equal the outstanding principal balance of the Loan (the “Loan”) made to Co-Borrowers by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate.  The Loan Rate for this Note is 12.58% per annum based on a year of twelve 30-day months.  If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month.  Commencing August 1, 2010, through and including April 1, 2011, on the first day of each month (each an “Interest Payment Date”) Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan in the amount of One Hundred Four Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($104,833.33).  Commencing on May 1, 2011, and continuing on the first day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Co-Borrowers shall make to Lender thirty-three (33) equal payments of principal plus accrued interest on the then outstanding principal amount due hereunder each in the amount of Three Hundred Sixty Thousand Thirty-Three and 20/100 Dollars ($360,033.20).  If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on January 1, 2014 (the “Maturity Date”).

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated on or about the date hereof by and between Borrower Representative, the other Co-Borrowers and Compass Horizon Funding Company LLC (the “Loan Agreement”).  The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Co-Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.  Capitalized terms used herein but not defined shall have the meanings ascribed in the Loan Agreement.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the joint and several obligation of Co-Borrowers to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Co-Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and costs and Lenders’ Expenses, incurred by Lender in the enforcement or attempt to enforce any of Co-Borrowers’ obligations hereunder not performed when due.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut.

IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

CO-BORROWERS:

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title:

SATCON POWER SYSTEMS

By:
Name:
Title:

SATCON ELECTRONICS, INC.

By:
Name:
Title:

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